FOR IMMEDIATE RELEASE

Contacts:	Jerry W. Nix, Vice Chairman and CFO – (770) 612-2048 Sidney G. Jones, Vice President-Investor Relations – (770) 818-4628

GENUINE PARTS COMPANY
REPORTS SALES UP 13%, EARNINGS UP 22% AND EPS UP 24%
FOR THE THIRD QUARTER
ENDED SEPTEMBER 30, 2010

Atlanta, Georgia, October 15, 2010 — Genuine Parts Company (NYSE: GPC) reported sales and earnings for the third quarter and nine months ended September 30, 2010. Thomas C. Gallagher, Chairman, President and Chief Executive Officer, announced today that sales totaling $2.95 billion were up 13% compared to the third quarter of 2009. Net income for the quarter was $131.8 million, an increase of 22% from $107.6 million recorded in the same period of the previous year. Earnings per share on a diluted basis were 83 cents, up 24% compared to 67 cents for the third quarter last year.

For the nine months ended September 30, 2010, sales totaled $8.4 billion, up 11% compared to the same period in 2009. Net income for the nine months was $356.9 million, an increase of 19% from $300.4 million recorded in the previous year. Earnings per share on a diluted basis were $2.25, up 20% compared to $1.88 for the same period last year.

In review of the quarter, Mr. Gallagher commented, “We are pleased to report another period of solid sales and earnings growth for Genuine Parts Company. Our Industrial and Electrical businesses continue to turn in the strongest results among our four business segments. Sales for Motion Industries, our Industrial Group, were up 29% in the quarter, and EIS, our Electrical Group, generated a 31% increase. Both Motion Industries and EIS sell into the manufacturing sector of the economy, which has experienced a nice recovery in 2010 and is performing well today. Our Automotive Group produced another solid quarter, with sales for this group up 7% for the second consecutive quarter. The ongoing improvement that we have seen in our Automotive results over the past several quarters is encouraging. S.P. Richards, our Office Products Group, ended the quarter down slightly from last year, consistent with the first two quarters of the year. Their results were in line with our expectations and they reflect the challenge of lackluster office employment, which has impacted the office products industry for some time now.”

Mr. Gallagher added, “Our balance sheet as of September 30, 2010 remains in excellent condition. We continue to generate strong cash flows as a result of our working capital, asset management and cost reduction initiatives. Our strong cash position offers us tremendous opportunities and we continue to use our cash in several key areas to maximize the total return to shareholders. These include the dividends paid to shareholders, the ongoing reinvestment back into each of our four businesses, strategic complimentary types of acquisitions and share repurchases.”
Mr. Gallagher concluded, “We are encouraged by the sales and earnings growth achieved in the third quarter and through the first nine months in 2010, and we are optimistic that our businesses will show continued progress over the balance of the year. Our management team remains focused on achieving our four primary objectives for 2010: producing solid sales results; improving operating margins; generating strong cash flows; and maintaining the strength of our balance sheet.”

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. Eastern time to discuss the results of the quarter and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investor Services”, or by dialing 877-316-2549, conference ID 14449908. A replay will also be available on the Company’s website or at 800-642-1687, conference ID 14449908, two hours after the completion of the conference call until 12:00 a.m. Eastern time on October 30, 2010.

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors include, but are not limited to, the ability to maintain favorable supplier arrangements and relationships, changes in general economic conditions, the growth rate of the market demand for the Company’s products and services, competitive product, service and pricing pressures, including internet related initiatives, changes in financial markets, including particularly the capital and credit markets, impairment of financial institutions with which we do business, the effectiveness of the Company’s promotional, marketing and advertising programs, changes in laws and regulations, including changes in accounting and taxation guidance, the uncertainties of litigation, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2009 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, Form 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S.P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2010	2009	2010	2009
	(Unaudited)
	(in thousands, except per share data)
Net sales	$2,950,560	$2,606,757	$8,399,861	$7,586,298
Cost of goods sold	2,097,529	1,841,511	5,964,045	5,343,996

Gross profit	853,031	765,246	2,435,816	2,242,302
Operating Expenses:
Selling, administrative & other expenses	618,449	571,978	1,792,997	1,693,384
Depreciation and amortization	22,093	22,562	67,422	67,494

	640,542	594,540	1,860,419	1,760,878
Income before income taxes	212,489	170,706	575,397	481,424
Income taxes	80,704	63,067	218,536	181,016

Net income	$131,785	$107,639	$356,861	$300,408

Basic net income per common share	$.84	$.67	$2.26	$1.88
Diluted net income per common share	$.83	$.67	$2.25	$1.88
Weighted average common shares outstanding	157,573	159,541	158,197	159,500
Dilutive effect of stock options and
non-vested restricted stock awards	407	335	398	268

Weighted average common shares outstanding –
assuming dilution	157,980	159,876	158,595	159,768

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2010	2009	2010	2009
	(Unaudited)
	(in thousands)
Net sales:
Automotive	$1,481,294	$1,381,578	$4,231,367	$3,960,743
Industrial	921,162	711,471	2,606,697	2,149,200
Office Products	434,513	436,287	1,246,984	1,255,169
Electrical/Electronic Materials	117,290	89,364	324,167	256,106
Other (1)	(3,699)	(11,943)	(9,354)	(34,920)

Total net sales	$2,950,560	$2,606,757	$8,399,861	$7,586,298

Operating profit:
Automotive	$124,059	$107,735	$338,986	$312,919
Industrial	72,856	36,495	181,820	102,113
Office Products	26,657	26,692	93,670	99,081
Electrical/Electronic Materials	8,393	6,802	22,156	17,560

Total operating profit	231,965	177,724	636,632	531,673
Interest expense, net	(6,562)	(6,662)	(19,988)	(20,510)
Other, net	(12,914)	(356)	(41,247)	(29,739)

Income before income taxes	$212,489	$170,706	$575,397	$481,424

Capital expenditures	$31,019	$12,405	$58,931	$49,360

Depreciation and amortization	$22,093	$22,562	$67,422	$67,494

(1)	Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	Sept. 30,	Sept. 30,
	2010	2009
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$531,731	$363,133
Trade accounts receivable, net	1,394,870	1,250,575
Merchandise inventories, net	2,182,413	2,188,133
Prepaid expenses and other current assets	282,287	232,450

TOTAL CURRENT ASSETS	4,391,301	4,034,291
Goodwill and other intangible assets, less accumulated amortization	207,237	171,573
Deferred tax asset	152,248	152,787
Other assets	184,548	132,943
Net property, plant and equipment	478,436	485,647

TOTAL ASSETS	$5,413,770	$4,977,241

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$1,371,718	$1,124,276
Income taxes payable	46,144	56,997
Dividends payable	64,584	63,819
Other current liabilities	238,439	199,419

TOTAL CURRENT LIABILITIES	1,720,885	1,444,511
Long-term debt	500,000	500,000
Retirement and other post-retirement benefit liabilities	239,326	289,659
Other long-term liabilities	175,777	128,729
Common stock	157,535	159,552
Retained earnings and other	2,880,155	2,761,131
Accumulated other comprehensive loss	(268,502)	(313,788)

TOTAL PARENT EQUITY	2,769,188	2,606,895
Noncontrolling interests in subsidiaries	8,594	7,447

TOTAL EQUITY	2,777,782	2,614,342

TOTAL LIABILITIES AND EQUITY	$5,413,770	$4,977,241

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	Sept. 30,
	2010	2009
	(Unaudited)
	(in thousands)
OPERATING ACTIVITIES:
Net income	$356,861	$300,408
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67,422	67,494
Share-based compensation	4,674	6,709
Excess tax benefits from share-based compensation	(1,500)	(63)
Other	663	1,917
Changes in operating assets and liabilities	140,302	390,038

NET CASH PROVIDED BY OPERATING ACTIVITIES	568,422	766,503
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(58,931)	(49,360)
Acquisitions and other	(83,080)	(123,047)
Purchase of properties under construction and lease agreement	—	(72,811)

NET CASH USED IN INVESTING ACTIVITIES	(142,011)	(245,218)
FINANCING ACTIVITIES:
Stock options exercised	7,177	2,178
Excess tax benefits from share-based compensation	1,500	63
Dividends paid	(193,313)	(189,739)
Changes in cash overdraft position	—	(52,000)
Purchase of stock	(69,438)	(159)

NET CASH USED IN FINANCING ACTIVITIES	(254,074)	(239,657)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	22,591	13,728

NET INCREASE IN CASH AND CASH EQUIVALENTS	194,928	295,356
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	336,803	67,777

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$531,731	$363,133